UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2017

APOLLO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37392	46-3837784
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

700 North Brand Boulevard, Suite 1400, Glendale, CA 91203

(Address of principal executive offices) (zip code)

(818) 396-8050

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On March 30, 2017, Apollo Medical Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with Alliance Apex, LLC (“Alliance”), pursuant to which Alliance loaned the Company $4,990,000.00 and the Company issued its Convertible Promissory Note (the “Note”) to Alliance. The proceeds of the transaction will be used by the Company for working capital.

The Note pays interest at a rate of 6% per annum. The entire then-outstanding principal of the Note and all accrued, unpaid interest thereon, shall be due and payable by the Company to Alliance on (i) December 31, 2017, or (ii) the date on which the Change of Control Transaction (as defined in the Note) is terminated, whichever occurs first (the “Maturity Date”). Upon the closing, on or before the Maturity Date, of the Change of Control Transaction, the original principal amount of the Note, together with all accrued and unpaid interest thereon, shall automatically be converted (a “Mandatory Conversion”) on the business day following such closing into shares of the Company’s common stock, at a conversion price of $10.00 per share, subject to adjustment for stock splits, stock dividends, reclassifications and other similar recapitalization transactions that occur after the date of the Note. The Note may not be prepaid, in whole or in part, by the Company, nor converted into shares of the Company’s common stock voluntarily by Alliance.

If the closing of the Change of Control Transaction has not occurred on or before the Maturity Date, then the entire then-outstanding principal balance under the Note and all accrued, unpaid interest thereon, shall be due and payable by the Company to Alliance on the Maturity Date; provided, however, if the Mandatory Conversion has not occurred on or before the Maturity Date, then the Company shall have 45 days following the Maturity Date to repay the outstanding principal, together with accrued and unpaid interest, on the Note.

In the case of an Event of Default (as defined in the Note), the entire outstanding principal and all accrued and unpaid interest under the Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind. If any other event of default occurs and is continuing, Alliance, by written notice to the Company, may declare the outstanding principal and interest under the Note to be immediately due and payable. After maturity (by acceleration or otherwise), the unpaid balance (both as to principal and unpaid pre-maturity interest) shall bear interest at a default rate equal to the lesser of (a) three percent (3%) over the rate of interest in effect immediately prior to maturity or (ii) the then maximum legal rate allowed under the laws of the State of California. Additionally, the Company shall pay all costs of collection incurred by Alliance, including reasonable attorney’s fees incurred in connection with the Alliance’s reasonable collection efforts.

 The Company’s common stock issuable upon conversion of the Note has not been registered under the Securities Act. The Note has been, and any common stock issuable upon conversion of the Note will be, appropriately legended with respect to such restrictions on transferability. Pursuant to the Securities Purchase Agreement, Alliance has been granted both “demand” and “piggyback” registration rights to register the shares of the Company’s common stock issuable upon conversion of the Note, subject to a good faith, pro rata clawback provision.

The Securities Purchase Agreement and the Note contain other provisions typical of a transaction of this nature, including without limitation, representation and warranties, restrictions on transferability of the Note, mutual indemnification by the parties, governing law and venue for resolution of disputes.

Amendment of Merger Agreement

As previously reported in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 22, 2016, the Company, Apollo Acquisition Corp., a California corporation and wholly-owned subsidiary of the Company, Network Medical Management, Inc., a California corporation (“NMM”), and Kenneth Sim, M.D., not individually but in his capacity as the representative of the shareholders of NMM entered into an Agreement and Plan of Merger dated as of December 21, 2016 (the “Merger Agreement”).

In connection with the financing described above, the nature of the Note being convertible into shares of the Company’s common stock, a request of Alliance to have NMM guaranty repayment of the Note if it is not converted into shares of the Company’s common stock in accordance therewith, and the issuance of such guaranty by NMM to Alliance, the parties to the Merger Agreement entered into an Amendment to Agreement and Plan of Merger as of March 30, 2017 (the “Merger Agreement Amendment”). Pursuant to the Merger Agreement Amendment, certain shares of the Company’s common stock, including shares issuable to Alliance upon conversion of the Note, are excluded from the calculation of “Parent Shares” (as defined in the Merger Agreement) for purposes of calculating the “Exchange Ratio” (as defined in the Merger Agreement).

Additionally, as consideration for excluding the shares issuable upon conversion of the Note from the definition of Parent Shares and the calculation of Exchange Ratio and NMM’s issuing the guaranty, the Company agreed to issue NMM a stock purchase warrant for 850,000 shares of the Company’s common stock at an exercise price of $11.00 per share, such warrant to be issued as part of the Merger Consideration (as defined in the Merger Agreement), payable at the closing of the merger transaction.

The Merger Agreement Amendment contains other technical and conforming changes, including provisions for the deposit of the Merger Consideration at or prior to the effective time of the merger transaction, the preparation and delivery before the closing of the merger transaction of a spreadsheet regarding calculation of the consideration and the addition of certain defined terms. Except as expressly set forth in the Merger Agreement Amendment, the Merger Agreement remains unchanged and in full force and effect.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement dated as of March 30, 2017 between Apollo Medical Holdings, Inc. and Alliance Apex, LLC

10.2	Convertible Promissory Note dated March 30, 2017

10.3	Amendment to Agreement and Plan of Merger dated as of March 30, 2017 by and among Apollo Medical Holdings, Inc., Apollo Acquisition Corp., a California corporation, Network Medical Management, Inc. and Kenneth Sim, M.D.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: April 5, 2017	By:	/s/ Warren Hosseinion
	Name:	Warren Hosseinion
	Title:	Chief Executive Officer